      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2000

                                                      REGISTRATION NO. 333-34340
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                                    CEPHEID
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                          3826                          77-0441625
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                              1190 BORREGAS AVENUE
                        SUNNYVALE, CALIFORNIA 94089-1302
                                 (408) 541-4191

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                          ----------------------------

                                THOMAS GUTSHALL
                            CHIEF EXECUTIVE OFFICER
                                    CEPHEID
                              1190 BORREGAS AVENUE
                        SUNNYVALE, CALIFORNIA 94089-1302
                                 (408) 541-4191

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                          ----------------------------

                                   Copies to:

               August J. Moretti                               Frederick W. Kanner
      Heller Ehrman White & McAuliffe LLP                        Robert M. Smith
         2500 Sand Hill Road, Suite 100                        Dewey Ballantine LLP
       Menlo Park, California 94025-7063                   1301 Avenue of the Americas
           Telephone: (650) 234-4229                      New York, New York 10019-6092
           Facsimile: (650) 234-4299                        Telephone: (212) 259-8000
                                                            Facsimile: (212) 259-6333

                          ----------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                          ----------------------------

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ ]
  If the form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective
registration statement for the same offering.   [ ]
  If the form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If the form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                          ----------------------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     The purpose of this Amendment No. 2 is solely to refile exhibits to the Registration Statement a shown in Item 16(a) of Part II below.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by Cepheid, other than the underwriting discounts and commissions payable by Cepheid in connection with the sale of the common stock being registered. All amounts shown are estimates except for the registration fee and the NASD filing fee.

                                 AMOUNT
                               TO BE PAID
------------------------------------------------------------------------
Registration fee............................................  $   18,216
NASD filing fee.............................................       9,700
Nasdaq National Market listing fee..........................      95,000
Blue sky qualification fees and expenses....................       5,000
Printing and engraving expenses.............................     225,000
Legal fees and expenses.....................................     350,000
Accounting fees and expenses................................     350,000
Director and officer liability insurance....................     165,000
Transfer agent and registrar fees...........................      10,000
Miscellaneous expenses......................................      72,084
                                                              ----------
          Total.............................................  $1,300,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 315 of the California General Corporation Law permits indemnification of officers and directors and other corporate agents under certain circumstances and subject to certain limitations. Our Articles of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the full extent permitted by California General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under California law. In addition, we intend to enter into indemnification agreements with our directors and officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The indemnification provisions in our Articles of Incorporation and Bylaws and the indemnification of our officers and directors under the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. In addition, the underwriting agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the underwriters of the Company and our officers and directors for certain liabilities arising under the Securities Act, or otherwise. Reference is made to Item 17 of this Registration Statement for additional information regarding indemnification of officers and directors.

We also intend to maintain director and officer liability insurance, if available on reasonable terms, to insure our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. In addition, the underwriting agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the underwriters of the Company and our officers and directors for certain liabilities arising under the Securities Act, or otherwise.

--------------------------------------------------------------------------------

PART II
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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since our incorporation in August 1996, we have sold and issued the following securities:

1. In March 1997, we sold 2,530,000 shares of Series A preferred stock to 30 investors for aggregate consideration of $3,162,500.

2. In April 1998, we sold 3,666,658 shares of Series B preferred stock to 38 investors for aggregate consideration of $8,249,980.

3. In November 1998, we sold 750,000 shares of Series C preferred stock to Innogenetics, N.V. for an aggregate consideration of $2,250,000.

4. In January to March 2000, we sold 6,379,978 shares of Series C preferred stock to 150 investors for aggregate consideration of $19,140,000.

5. From inception through March 31, 2000, we issued 7,188,794 shares of common stock at prices ranging from $0.005 to $1.50, and we have options outstanding to purchase an aggregate of 540,276 shares of common stock with exercise prices ranging from $0.05 to $6.00 per share. From inception through March 31, 2000, options to purchase 1,366,794 shares of common stock were exercised for aggregate consideration of approximately $524,000 net of repurchased shares.

There were no underwriters employed in connection with any of the transactions set forth in Item 15.

The issuances of securities described in Items 1 through 5 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. With respect to the issuance of stock options described in Item 5, an exemption from registration was unnecessary in that none of the transactions involved a "sale" of securities as this term is used in Section 2(3) of the Securities Act. The sale and issuance of securities and the exercise of options described in Item 5 are deemed to be exempt from registration under the Securities Act by virtue of Rule 701 promulgated thereunder in that they were offered and sold either pursuant to a written compensatory benefit plan or pursuant to a written contract relating to compensation, as provided in Rule 701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were fixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS


 EXHIBIT
  NUMBER                       DESCRIPTION OF DOCUMENT
-------------------------------------------------------------------------
 *1.1        Form of Underwriting Agreement
 *3.1        Amended and Restated Articles of Incorporation
 *3.2        Amended and Restated Bylaws
  4.1        Reference is made to Exhibits 3.1 and 3.2
 *4.2        Specimen Common Stock Certificate
 *5.1        Opinion of Heller Ehrman White & McAuliffe LLP
*10.1        Standard Industrial Lease, dated October 21, 1997, between
             Cepheid and Marin County Employees Retirement Association.


--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------


 EXHIBIT
  NUMBER                       DESCRIPTION OF DOCUMENT
*10.2        Consent of Landlord and Lease Agreement among Cepheid, AMB
             Property, L.P. and SIMCO Electronics, dated March 28, 2000.
*10.3        1997 Stock Option Plan, as amended
*10.4        2000 Employee Stock Purchase Plan
*10.5        2000 Non-Employee Directors' Stock Option Plan
*10.6        Form of Indemnification Agreement between Cepheid and its
             officers and directors.
*10.7        Promissory Note, dated June 4, 1997 between Cepheid and M.
             Allen Northrup, Ph.D.
*10.8        Amended and Restated Investor Rights Agreement, dated
             January 21, 2000 among Cepheid and certain shareholders of
             Cepheid.
 10.9+ ++    License Agreement, dated January 16, 1996, between Cepheid and The Regents of the University of California, Lawrence
             Livermore National Laboratory.
 10.10+ ++   Letter Agreement, dated January 10, 2000, between Cepheid
             and Fisher Scientific Company LLC.
*10.11+      Development and Supply Agreement, dated November 17, 1998, between Cepheid and Innogenetics N.V.
*10.12       Joint Technology and Collaboration Agreement, dated February
             4, 2000, among Cepheid, Aridia Corp. and Infectio Diagnostic
             (I.D.I.) Inc.
*10.13       Shareholders Agreement, dated February 4, 2000, among
             Cepheid, Aridia Corp. and Infectio Diagnostic (I.D.I.) Inc.
 10.14+ ++   License and Supply Agreement, dated February 4, 2000,
             between Cepheid and Aridia Corp.
*10.15+      License and Supply Agreement, dated February 4, 2000,
             between Aridia Corp. and Infectio Diagnostic (I.D.I.) Inc.
*10.16+      Thermal Cycler Supplier Agreement, dated April 15, 2000,
             between Cepheid and PE Biosystems, a division of PE
             Corporation.
*23.1        Consent of Ernst & Young LLP, Independent Auditors.
 23.2        Consent of Heller Ehrman White & McAuliffe LLP. Reference is
             made to Exhibit 5.1.
*24.1        Power of Attorney. Reference is made to the signature page.
*27.1        Financial Data Schedule.


-------------------------
 * Previously filed.


 + Certain portions of these exhibits have been omitted pursuant to a request for confidential treatment filed with the SEC.


++ Replaces previously filed exhibit.

(b) FINANCIAL STATEMENT SCHEDULE.

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions

--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------

referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------

SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sunnyvale, California, on the 7th day of June 2000.


                                          CEPHEID

                                          By:      /s/ THOMAS L. GUTSHALL
                                            ------------------------------------
                                                     Thomas L. Gutshall
                                            Chairman and Chief Executive Officer


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                       SIGNATURE                                       TITLE                   DATE
                       ---------                                       -----                   ----
/s/ THOMAS L. GUTSHALL                                    Chairman of the Board,           June 7, 2000
--------------------------------------------------------  Chief Executive Officer
Thomas L. Gutshall                                        and Director
                                                          (Principal Executive Officer)

*                                                         President, Chief Operating       June 7, 2000
--------------------------------------------------------  Officer and Director
Kurt Petersen, Ph.D.

/s/ CATHERINE A. SMITH                                    Vice-President of Finance and    June 7, 2000
--------------------------------------------------------  Chief Financial Officer
Catherine A. Smith                                        (Principal Financial and
                                                          Accounting Officer)

*                                                         Director                         June 7, 2000
--------------------------------------------------------
Gerald S. Casilli

*                                                         Director                         June 7, 2000
--------------------------------------------------------
Cristina H. Kepner

*                                                         Director                         June 7, 2000
--------------------------------------------------------
Ernest Mario, Ph.D.

*                                                         Director                         June 7, 2000
--------------------------------------------------------
Dean O. Morton

*                                                         Director                         June 7, 2000
--------------------------------------------------------
Hollings C. Renton

*By: /s/ THOMAS L. GUTSHALL
---------------------------------------------------
Thomas L. Gutshall, Attorney-in-fact


--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------

EXHIBIT INDEX


 EXHIBIT
  NUMBER                       DESCRIPTION OF DOCUMENT
-------------------------------------------------------------------------
 *1.1        Form of Underwriting Agreement
 *3.1        Amended and Restated Articles of Incorporation
 *3.2        Amended and Restated Bylaws
  4.1        Reference is made to Exhibits 3.1 and 3.2
 *4.2        Specimen Common Stock Certificate
 *5.1        Opinion of Heller Ehrman White & McAuliffe LLP
*10.1        Standard Industrial Lease, dated October 21, 1997, between
             Cepheid and Marin County Employees Retirement Association.
*10.2        Consent of Landlord and Lease Agreement among Cepheid, AMB
             Property, L.P. and SIMCO Electronics, dated March 18, 2000.
*10.3        1997 Stock Option Plan, as amended
*10.4        2000 Employee Stock Purchase Plan
*10.5        2000 Non-Employee Director's Stock Option Plan
*10.6        Form of Indemnification Agreement between Cepheid and its
             officers and directors.
*10.7        Promissory Note, dated June 4, 1997 between Cepheid and M.
             Allen Northrup, Ph.D.
*10.8        Amended and Restated Investor Rights Agreement, dated
             January 21, 2000 among Cepheid and certain shareholders of
             Cepheid.
 10.9+ ++    License Agreement, dated January 16, 1996, between Cepheid and The Regents of the University of California, Lawrence
             Livermore National Laboratory.
 10.10+ ++   Letter Agreement, dated January 10, 2000, between Cepheid
             and Fisher Scientific Company LLC.
*10.11+      Development and Supply Agreement, dated November 17, 1998, between Cepheid and Innogenetics N.V.
*10.12       Joint Technology and Collaboration Agreement, dated February
             4, 2000, among Cepheid, Aridia Corp. and Infectio Diagnostic
             (I.D.I.) Inc.
*10.13       Shareholders Agreement, dated February 4, 2000, among
             Cepheid, Aridia Corp. and Infectio Diagnostic (I.D.I.) Inc.
 10.14+ ++   License and Supply Agreement, dated February 4, 2000,
             between Cepheid and Aridia Corp.
*10.15+      License and Supply Agreement, dated February 4, 2000,
             between Aridia Corp. and Infectio Diagnostic (I.D.I.) Inc.
*10.16+      Thermal Cycler Supplier Agreement, dated April 15, 2000,
             between Cepheid and PE Biosystems, a division of PE
             Corporation
*23.1        Consent of Ernst & Young, LLP Independent Auditors.
 23.2        Consent of Heller Ehrman White & McAuliffe LLP. Reference is
             made to Exhibit 5.1.
*24.1        Power of Attorney. Reference is made to the signature page.
*27.1        Financial Data Schedule.


-------------------------
 * Previously filed.


 + Certain portions of these exhibits have been omitted pursuant to a request for confidential treatment filed with the SEC.


++ Replaces previously filed exhibit.

--------------------------------------------------------------------------------
II- 6